UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. ____)

Filed by the Registrant ☑

Filed by a Party other than the Registrant

Check the appropriate box:

Preliminary Proxy Statement

Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

Definitive Proxy Statement

☑	Definitive Additional Materials
Soliciting Material Pursuant to Section 240.14a-12

AMERICAN BEACON FUNDS

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.
☐	Fee paid previously with preliminary materials:
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

URGENT ACTION REQUIRED TODAY!

THE PROXY MAILINGS AND PHONE CALLS WILL STOP AS SOON AS YOU VOTE YOUR SHARES!

Dear Shareholder:

We have sent you several mailings concerning important proposals regarding your investments in American Beacon Funds. The Special Meeting for the funds had to be adjourned again to allow shareholders more time to vote on the proposals. The Special Meeting will reconvene in February 2024.

We are required to gather a specific number of votes to have a quorum for our upcoming Shareholder Meeting. Your vote allows us to reach that required quorum.

This letter was sent to you because you held shares in the fund(s) on the record date and we have not received your vote! Because your vote is critical, our outreach to you will continue until there is sufficient voting.

Please vote by one of these four options:

•	Vote Online - Visit the website noted on the enclosed proxy card and follow the instructions.

•	Vote by Mail - Mail your signed proxy card(s) in the postage-paid envelope.

•	Vote by Phone - Call the toll-free number printed on the enclosed proxy card and follow the automated instructions. Available 7 days a week 24 hours a day.

•	Speak with a Proxy Specialist - Call 1-866-434-5625 with any questions. Specialists can assist with voting. Available Mon-Fri from 9 a.m. – 11 p.m. ET and Sat from 12 p.m. – 6 p.m. ET

A copy of the Joint Proxy Statement may be viewed or downloaded at the website https://www.proxy-direct.com/abf-33434 Please read the materials carefully. If you have any questions regarding the proposal(s), or need assistance with voting, you may call Computershare Fund Services, the Fund’s proxy solicitor, toll free at 1-866-434-5625.

Thank you for your prompt attention to this matter. If you have already voted, we appreciate your participation.

Sincerely,

/s/ Terri McKinney
Terri McKinney
Senior Vice President, Enterprise Services

220 E. Las Colinas Blvd., Suite 1200

Irving, Texas 75039

January 2024	Call 1-866-434-5625 today to vote!

Large Cap Value Fund

Shapiro Equity Opportunities Fund

Small Cap Value Fund

Dear Shareholder:

We’ve been trying to reach you regarding your investment in the above American Beacon Fund.

We’ve heard from some shareholders that their share balance won’t make a difference so they don’t vote. Not true! Your vote matters! We are required to gather a specific number of votes to have a quorum for our upcoming Shareholder Meeting. Your vote allows us to reach that required quorum.

Thank you in advance for your assistance with this matter.

Sincerely,

/s/ Terri McKinney
Terri McKinney
Senior Vice President, Enterprise Services

Please call us as soon as possible at 1-866-434-5625 to cast your vote.

This matter is very important and will take only a moment of your time.

IMPORTANT SHAREHOLDER MEETING NOTICE

Dear Shareholder:

We recently sent you proxy materials concerning important proposals affecting the American Beacon Funds. The Special Meeting for the Funds has adjourned to allow shareholders more time to vote on the proposals. This letter was sent because you held shares in the fund(s) on the record date and we have not received your vote.

YOUR FUND BOARD RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSAL(S)

Your vote makes a difference for charity!

To express our appreciation for your participation, American Beacon Advisors, Inc. will make a charitable donation of $1 for every shareholder account that votes beginning November 10, 2023. Contributions will be made in equal parts to Feeding America and the Make-A-Wish Foundation. Regardless of how you vote, you’ll help these charities make a difference.

VOTING NOW HELPS AVOID UNNECESSARY COMMUNICATIONS AND ELIMINATES PHONE CALLS TO SHAREHOLDERS

If you have your proxy card, you can vote ONLINE or via TOUCH-TONE TELEPHONE. Simply by following the instructions on the proxy card.

You can vote with a live agent by calling 866-434-5625. They will ask for your name to process your vote. They will NOT be handling any confidential information for your account.

A copy of the Joint Proxy Statement may be viewed or downloaded at https://www.americanbeaconfunds.com/202310shmtg.aspx.

Please read the materials carefully. If you have any questions regarding the proposal(s), or need assistance with voting, you may call Computershare Fund Services, the Fund’s proxy solicitor, toll free at 1-866-434-5625.

Thank you for your prompt attention to this matter. If you have already voted, we appreciate your participation.

American Beacon Funds

***Your Vote is CRITICAL***

Please call 888-815-4061 to VOTE.

We recently sent you proxy materials concerning important proposal(s) regarding your investment. The Special Meeting for the funds has been adjourned to allow shareholders more time to vote on the proposals.

You held shares on the record date and we have not received your vote! Because your vote is critical, our outreach to you will continue until there is sufficient voting to reach a quorum.

YOUR FUND BOARD RECOMMENDS THAT YOU

VOTE “FOR” THE PROPOSAL(S)

Please call 888-815-4061 for voting assistance today.

Further details can be found at

https://www.americanbeaconfunds.com/202310shmtg.aspx

#N99381

American Beacon Funds

***Your Vote is CRITICAL***

Please call 888-815-4057 for voting assistance with your proxy card.

We recently sent you proxy materials concerning important proposal(s) regarding your investment. The Special Meeting for the funds has been adjourned to allow shareholders more time to vote on the proposals.

You held shares on the record date and we have not received your vote! Because your vote is critical, our outreach to you will continue until there is sufficient voting to reach a quorum.

YOUR FUND BOARD RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL(S)

Please call 888-815-4057 for voting assistance today.

Please have your proxy card ready when you call.

Further details can be found at

https://www.americanbeaconfunds.com/202310shmtg.aspx

#N99382